UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2018

Diplomat Pharmacy, Inc.

(Exact Name of Registrant as Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	001-36677 (Commission File Number)	38-2063100 (IRS Employer Identification No.)

4100 S. Saginaw St.

Flint, Michigan 48507

(Address of Principal Executive Offices)  (Zip Code)

(888) 720-4450

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Brian Griffin as Chief Executive Officer and Chairman of the Board

On May 9, 2018, Brian Griffin was appointed as CEO of Diplomat Pharmacy, Inc. (the “Company”) and Chairman of the Company’s Board of Directors (the “Board”), effective June 4, 2018. Mr. Griffin will serve as a Class III director until the 2020 annual meeting of shareholders, or until his earlier resignation, retirement or other termination of service.

Prior to joining the Company, Mr. Griffin, age 59, served as the Executive Vice President and Chief Executive Officer of IngenioRx, the pharmacy benefits manager of Anthem, Inc. (NYSE: ANTM), one of the largest health benefits companies in the United States, from March 2018 to May 2018.  From September 2015 until March 2018, Mr. Griffin served as the Executive Vice President and President of Commercial and Specialty Business Division of Anthem. From January 2013 until September 2015, Mr. Griffin served as President and Chief Executive Officer of Anthem’s Empire BlueCross BlueShield health plans based in New York. Mr. Griffin previously served from 1987 until August 2012 in positions of increasing responsibility with Medco Health Solutions, Inc., a provider of pharmacy benefit management and specialty pharmaceutical services, including as President, International and Subsidiaries of Express Scripts Holding Company, Inc. (which completed its merger with Medco Health Solutions, Inc. in April 2012) from April 2012 to August 2012, Chief Executive Officer of Medco International B.V. from October 2011 to April 2012 and Chief Executive Officer of Medco Celesio, B.V. from December 2010 to October 2011.

The Nominating and Corporate Governance Committee of the Board considered Mr. Griffin’s specific experience, qualifications, attributes, and skills in determining that he should be appointed to the Board.  In particular, Mr. Griffin has extensive managerial, operating, regulatory, compliance, financial and accounting experience, and expertise, including significant roles in building through acquisitions and organic growth, from his various executive management positions. In particular, his services as an executive for over 35 years in the healthcare industry, including more than five years as a leading executive at one of the largest health benefits companies in the United States and 10 years as a leading executive for a provider of specialty pharmaceutical services, provides him critical industry insight and relationships and related operations, strategic, marketing, acquisition, and senior leadership expertise. Mr. Griffin also has over 15 years of experience in serving in executive roles for public companies, from which he has expertise in finance, financial reporting, accounting, corporate governance, compensation, risk management, and healthcare matters.

Pursuant to an offer letter, dated May 9, 2018, by and between the Company and Mr. Griffin (the “Offer Letter”), Mr. Griffin’s initial compensation is set forth below, subject to annual review and adjustment by the Board or the Compensation Committee at their respective discretion:

2018 Base Salary.  Mr. Griffin’s base salary is $1,200,000 annually.

2018 Target Bonus.  Mr. Griffin has an annual target bonus of 125% of base salary.  The 2018 earned bonus is based on the achievement of certain revenue and Adjusted EBITDA annual performance goals, which represent 40% and 60%, respectively, of the target bonus.  Mr. Griffin can earn 50% to 200% of his target bonus based on the performance goal for each component.

2018 Annual Equity Awards.  Mr. Griffin will receive annual target equity compensation of $4.5 million, composed of 70% performance-based restricted stock units (“PSUs”), 15% time-based stock options and 15% time-based restricted stock units.  Such grants will be made effective as of June 4, 2018.

The PSUs will be earned or forfeited based upon the Company’s performance relative to revenue (40% of the award) and Adjusted EBITDA (60% of the award) budget goals for 2018. Mr. Griffin can earn 100% to 400% of each award component.  The time-based stock options are awarded pursuant to the Form of Stock Option Award Agreement (time-based) as contained in Exhibit 10.2 of the Company’s Current Report on Form 8-K filed on March 29, 2018. The time-based restricted stock units are awarded pursuant to the Form of Restricted Stock Unit Award Agreement (time-based) as contained in Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on

April 6, 2017. The time-based stock options and time-based RSUs will vest in three annual installments on the first, second and third anniversaries of the grant date.

Special New Hire Equity Awards.  Mr. Griffin will receive special grants of PSUs, with a target value of $7.5 million, and RSUs, with a value of $2.5 million, each effective as of June 4, 2018.

The PSUs will be earned or forfeited based upon the Company’s performance relative to revenue (40% of the award) and Adjusted EBITDA (60% of the award) budget goals for 2018 and 2019, on a combined basis. Mr. Griffin can earn 100% to 400% of each award component.  The award will be earned in 2020 upon completion of the Company’s 2019 audit, provided that the Board or Compensation Committee has discretion to vest a portion of the PSUs after completion of the Company’s 2018 audit.  Budgeted performance metrics will be appropriately adjusted for mergers, acquisitions and divestitures.

The $2.5 million of RSUs will vest as of the one-year anniversary from the grant date, however the vesting of these RSUs may be accelerated based on the achievement of a specified stock price performance goal.

Other Benefits.  Mr. Griffin also will be entitled to participate with other senior executive officers in any of the Company’s employee fringe benefit plans and he will be reimbursed for certain business expenses.

Severance.  Mr. Griffin will receive certain benefits upon termination of his employment under certain circumstances. If there is no change in control (as defined in the Offer Letter) of the Company and Mr. Griffin is terminated by the Company without cause (as defined in the Offer Letter) and other than as a result of his death or disability, or Mr. Griffin terminates for good reason (as defined in the Offer Letter), he will receive a severance payment equal to 12 months of his annual base salary payable on the Company’s regular payroll schedule, as well as reimbursement for certain health insurance coverage for up to 12 months.  Mr. Griffin’s rights with respect to any Company equity awards will be governed by the terms and provisions of the applicable plans and award agreements.

If, within one month prior to, or any time on or following, a change in control, Mr. Griffin is terminated by the Company other than for cause and other than as a result of his death or disability, or Mr. Griffin terminates for good reason, he will receive (i) 12 months of his annual base salary payable on the Company’s regular payroll schedule, (ii) reimbursement for certain health insurance coverage for up to 18 months, and (iii) the vesting of the maximum amount to which Mr. Griffin would be entitled of any outstanding but unvested, RSUs, PSUs or options.

Mr. Griffin must sign a general form of release of claims against the Company, and comply with customary confidentiality terms, in order to receive severance.  Severance payments may also be delayed for 6 months in accordance with Code Section 409A.

Recoupment of Certain Compensation. In accordance with specific compensation plans and award agreements, Mr. Griffin’s bonus and incentive compensation is subject to clawback by the Company if the Board or a committee thereof determines that any fraud, negligence, or intentional misconduct by Mr. Griffin is a significant contributing factor to the Company having to restate all or a portion of its financial statements and certain other specified conditions are satisfied.

Item 7.01                                           Regulation FD Disclosure.

Increase in Board Size

In connection with the appointment of Mr. Griffin as CEO and Chairman of the Board, the Board increased the size of the Board from seven directors to eight directors, effective June 4, 2018.

Resignation of Ben Wolin as Chairman of the Board; Appointment as Independent Lead Director

On May 9, 2018, in connection with the appointment of Mr. Griffin as CEO and Chairman of the Board, Mr. Wolin resigned as Chairman of the Board and was appointed independent Lead Director of the Board effective June 4, 2018.

A copy of the Company’s news release regarding the foregoing matters is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 7.01 and the attached exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly stated by specific reference in such filing.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                                                                 Exhibits

No.	Description
99.1	Company news release dated May 10, 2018, concerning the Company’s Officers and Board members

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diplomat Pharmacy, Inc.

By:	/s/ Atul Kavthekar
Atul Kavthekar
Interim Chief Executive Officer and Chief Financial Officer

Date: May 15, 2018